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                                                                   Exhibit 10.10



                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 1st day of January 1998.

                                     AMONG:

         IT STAFFING LTD., a corporation incorporated and subsisting under the laws of the Province of Ontario (hereinafter called "IT")

                                      AND:

         JOHN IRWIN, an individual residing in the Town of Markham, in the Province of Ontario (hereinafter called the "Vendor")

                                      AND:

         INTERNATIONAL CAREER SPECIALISTS LTD.,A corporation incorporated and subsisting under the laws of the Prov'mce of Ontario (hereinafter called "ics

                                     AREAS:

         The Vendor is the legal and beneficial owner of I 00% of the issued and outstanding shares in capital stock of ICS.

         IT desires to acquire, on the terms and conditions as set forth below, 100% of the issued and outstanding shares in the capital stock of ICS.

         The Vendor desires to sell, on the terms and in the manner set forth below, 100% of the issued and outstanding shares in the capital stock of ICS.

         The Vendor, as a consequence of the payment of the purchase price will become a significant shareholder of IT.

         NOW THEREFORE THIS AGREEMENT SSES THAT in consideration of the premises set forth above, the mutual covenants and agreements and such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  DEFINITIONS

         Capitalized terms defined in the Employment Agreement or the Share Option Agreement, and not otherwise defused in this Agreement, shall have the same meanings where used in this Agreement. Where used in this Agreement the following terms shall have the following meanings:

(a) "Affiliate" means any person, firm or corporation (excepting the IT) who, directly or indirectly through other corporations, fi= or trusts, has any interest, other than by way of pledge, in any of the outstanding shares of IT and any firm or corporation controlled, directly or indirectly through other corporations, firm or trusts, by any one or more of such persons and any person who is related by blood relationship, marriage or adoption to any such person;

(b) "Closing Conditions" means, collectively, the IT Conditions and the Vendor Conditions;

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(c)      "Employment Agreement" means the Employment Agreement of even date herewith between ICS, as employer, and the Vendor, as employee, in the fortn attached as Schedule "A" hereto;

(d)      "Issue D ate" means the date of completion of any Public Offering;

(e) "Public Offering" has the meaning ascribed thereto in the Share Option Agreement;

(f)      "Securities" means, collectively, the ICS Shares and the IT Shares;

(g) "Share Option Agreement" means the Share Option Agreement of even date herewith between the Vendor, as optionee, and IT, as optionor;

(h)      "Target Date" means the earliest of the following dates:

                                  July 29. 1999; and

                                  any date on which:

                  (A)      IT ceases to carry on its business; or

                  (B) IT makes a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act or is declared banlaup@ or a receiver is appointed for IT and such appointment is not stayed with @ I 0 business clays thereof, or a proposal or plan of arrangement or restructuring under any applicable laws relating to bankruptcy and/or insolvency, or any similar laws is made by or for it; or

                  (C) an order is made, or an elective resolution is passed by IT, for the winding-up, liquidation or dissolution of IT.

2.       PURCRASE OF SHARES

         (a) Closing. Closing of the transactions contemplated under this Agreement shall occur at the offices of IT on May 15, 1998, or such later date as all the parties might agree in writing (the "Closing Date"), provided, however, that closing shall not in any event occur at any date later than May 26, 1998 1 after which date this Agreement shall (if closing has not occurred) be deemed tenti'mated and of no furdier force or effect and the Deposit deemed forfeited.

         (b)      Purchase Price, in aggregate, is $ 1,000,000 paid as follows:

                           (i) the aggregate purchase price for 50% of the issued and outstanding shares in the capital stock of ICS is $500,000 and is to be paid as follows:

                  (A) a non-refundable deposit (the "Deposit") in the sum of $30,000, by cheque;and

                  (B)      on closing, a further $470,000 by certified cheque.

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           the aggregate price for 50% of the issued and outstanding
           shares in the capital stock of ICS is 5500,000 and is to be paid and satisfied:

                  (A) by IT's issuing to the Vendor on the Closing Date, from treasury, I 00,000 common shares in the capital stock of IT.

         (c) Delively of share certification. On the Clos-mg Date: the Vendor shall deliver to IT share certificates represent' 1 00% of the issued and outstanding shares in ICS (the M9
                  "ICS Shares"), duly endorsed in blank for transfer to IT; and IT shall deliver to the Vendor share certificates representing I 00,000 conunon shares in the capital of IT (the "IT Shares"), duly authorized, issued and registered in IT's corporate minute books/ledgers in the name of the Vendor.

3.       SPECLAL RIGHTS OF VENDOR.

         At any time on or within 90 days follow'mg any Target Date, and if as at such date no Public Offering has been completed, the Vendor may at his option (exercised by written notice however to IT) exercise any one or more of the following rights, hereby granted to it:

         (a) to ,equire IT to purchase from the Vendor all its IT Shares, in consideration of a purchase price of either (at the option of IT):

                     the return to the Vendor, free and clear of all encumbrances, charges or claims of any kind 50% of the ICS Shares originally purchased by IT from the Vendor pursuant to this Agreement; or

                      1 00,000, paid by certified cheque;

         (b) to terminate his employment under the Employment Agreemen@ and to require IT, and ICS to release and discharge the Vendor of any obligations on its part to be performed or observed under any of this Agreement, any Transaction Documents or any other agreements binding on it, existing otherwise by law based on any of the Vendor's employment, appointment as director or officer or otherwise, or its status at any relevant time as a fiduciary or as a holder or former holder of any shares in either IT or ICS, or otherwise applicable to the Vendor in any capacity whatsoever, to refrain from freely competing directly or indirectly, in any manner, with ICS or IT, or from soliciting third parties (including without limitation any customers or former customers of ICS), to the fullest extent as though the Vendor had never sold the ICS Shares to IT and the tmmactions contemplated under the Transaction Documents never occurred, and each of IT and ICS shall be deemed to have consented to such matters upon the date of delivery by the Vendor of any notice under this Section invoking this right; in such event, IT and ICS shall be deemed further to have consented to the Vendor's using thereafter in a competing business any business name or style at any time previously used by ICS, including without limitation the names "International Cweer Specialists Ltd." and "ICS", and if so requested by the Vendor, ICS and IT shall effect a change (non-continuing) to ICS's corporate name and any required business styles.

4.                FILING ELECTIONS.

         The Vendor and IT shall elect in prescribed form and manner to have the provisions of subsection 85(1) of the Income Tax Act (Canada) apply to the transfer of the ICS Shares, and shall deliver the same to Revenue Canada, Taxation within the time period prescribed under such Act.

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         CONDUCT OF BUSINESS.

Interim Operation fom January I st, 1998 until the Target Date:

         (a) the Vendor and ICS shall conduct their respective businesses in the ordinary course, completely autonomously, and 'm a manner consistent with the Employment Agreement, and they shall not make any material change in the customary terms and conditions upon which they historically did business unless otherwise agreed in writing between IT and the Vendor, with the following exception:

That John Armstrong of ICS shall be offered a VP title within ICS, a role of increased responsibility, an annual bonus of one half of one per cent of the total Production (as such term is defmed in the Employment Agreement) of ICS, and stock options in IT equal to 50% of this annualbonus;and

         (b) the Vendor and ICS shall use their best efforts to preserve the bus'mess orgamzation and goodwill of the suppliers, staff, customers and Business of ICS, provided that the Vendor's obligations in this regard shall be as set forth in the Employment Agreement.

6.                VENDOR COVENANTS.

The Vendor hereby covenants that

         (a) it shall not take any action or omission which will in any way delay or prevent the completion of this transaction on the Closing Date;

         (b) all bonuses (other dm any bonuses relating to Asset Proceeds, or Bonuses as defined in and payable to the Vendor under the Employment Agreement) are to be forgiven by ICS on clos'mg;

         (c) it shall cause the owner of ICS's business premises (in respect of which ICS is currently in occupation) forthwith after execution and delivery of this Agreement to enter into a formal commercial lease (a "Premises @ase") with IT or with ICS. Said lease will have a 3 year term at rents of $5,000/month, which rent terms shall apply in respect of an periods of occupation prior to execution and delivery of such lease. Other Premises Lease terms shall be as settled between the parties, consistent otherwise with ICS's past use and occupation of the premises, and IT shall prepare and submit to the owner a draft document for this purpose within I 0 days of the date of execution hereof;

         (d) ICS will be responsible for its' own share of professional fees relating to this acquisition; and

         (e) it shall keep all details of this Agreement strictly confidential.

7.                IT REPRESENTATIONS AND WARRANTIES.

         IT hereby represents to and in favour of the Vendor that the following statements are and will be true and correct on and as at the Closing Date:

         (a) IT is a corporation duly incorporated and organized and is a valid and subsisting corporation under the laws of Ontario and has all necessary corporate power and authority to carried on by it;

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         (b)      IT has the power, full legal right and corporate authority to enter into, execute and deliver this Agreement, the Employment Agreement and the Share Option Agreement (collectively, the "Tra.s.c-tion Documents") and to do all acts and things and execute and deliver all documents and instruments as are required hereunder and thereunder to be done, observed or performed by it in accordance with the temis thereof.,

         (c) IT has taken all necessary corporate action to authorize the creation, execution, delivery and performance of the Transaction Documents and none of the foregoing requires or will require the consent or approval of any person except such as has already been obtained and is in full force and effect nor is any such action in contravention of or in conflict with its charter or by-laws or resolutions of its directors or shareholders, the provisions of any statute or regulation or the terms and provisions of any mortgage, indenture, contrac@ agreement, instrument, judgment, decree or order to which IT is a party or by which it or any of its properties or assets are or may become bound;

         (d) each of the Transaction Documents, constitutes a valid and legally binding obligation of IT enforceable against it i. ccordance with its terms;

         (e) the IT Shares have been duly and validly issued as fully paid and non-assessable shares by IT to the Vendor; forms of share certificates representing the IT Shares have been validly adopted by IT and the share certificates delivered to the Vendor have been validly executed and delivered under the corporate seal of IT by proper off-lcers of IT duly authorized in that behalf;

         (g) the by-laws of IT as enacted by its board of directors are consistent in all material respects, and do not conflict 'm any material way with the provisions of the Transaction Documents;

         (h) attached as Schedule "C" hereto are true copies of IT's Articles of Incorporation (the "IT Articles"); and

         (i) IT is a Canadian-controlled private corporation, within the meaning of such term as referenced in Section 248 of the I,,,,,.e Tax Act (Canada).

8.                IT COVENANTS:

             IT hereby covenants that:

         (a) it will be responsible for its' own share of professional fees relating to this acquisition, which for this purpose shall include all accounting fees charged from and after April 15, 1998, by Naffim Feiner;

         (b) it will be responsible for filing all financial statements and applicable tax returns subsequent to the Closig Date;

         (c) no changes will be made to the commission structure of ICS's consultants or bank signing authorities before the Issue Date without the express written consent of the Vendor;

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         (d)      no changes will be made to the time fi-ame for ICS
                  consultant's commission payouts, between when the applicable cheque is received by ICS from the customer and vhen the ICS consultant's commission is paid, currently at a maximum of 72 hours;

         (e) it shall 'mdemnify the Vendor from any clause, damages and legal actions that could occur after the Closing Date;

                  it shall keep all details of this Agreement strictly confidential;

         (g) it shall not, without the prior written consent of the Vendor cause or permit, at any time prior to the Issue Date:

         (i) any amendment to the IT Articles, other than any amendment made in anticipation of the Public Offering strictly to remove any private company restrictions and/or requirements for d'uector's consent to share transfers;

                  11)
the taking by ICS of any proceedings with a view to the dissolution, winding-up or termination of the corporate existence of ICS;

         the creation or assumption after the date hereof of any mortgage, pledge, charge or other encumbrance on or the creation of any security interest in any of the Excluded ICS Assets;

         (iv) any material change in the undertaking of the business or operations of ICS;

         (v) the making by ICS of any agreements with any of the parties or any Affiliate of IT not in the ordinary course of business; or

         (V1) the assumption by ICS of liability for the obligations of any third party other than IT.

9.       VENDOR REPRESENTATIONS AND WARRANTIES.

         The Vendor represents and warrants to and in favour of IT that the following statements are true and correct on and as of the Closing Date:

         (a) it has not been induced into entering into this Agreement by oral or written representation ,orpromisesexceptassetout' thisAgreementoranyotherdocumentreferencedinthis Agreement to which it is a party;

         (b) it is not now and will not be on Closing Date a non-resident as defmed in the Income T= Act (Canada);

         (c) there is no material information or knowledge which has been withheld from IT relating to ICS which, if known, would cause the purchaser to alter his decision to purchase the ICS Shares;

         (d) from November 1, 1997, other than the purchase and subsequent sale of the Pahn Harbor, Florida house, or other transactions, bonuses, dividends and/or divestitures by or on behalf of ICS referenced in this Agreement, there are no out of the ordinary transactions affecting ICS, including but not limited to, declaration or payment of dividends and payment of declared bonuses other dm a payment up to a maximum of $100,000 over

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                  and above the employment contract as a bonus payment;

         (e) IT is relying on the October 3 1 st 1997 fmancial statements, copies of which are attached as Schedule "B" hereto; the Vendor is the beneficial owner of the ICS Shares with good and marketable title thereto, free and clear of any mortgage, charge, pledge, security interest lien, demand or other encumbrance whatsoever;

         (g) the Vendor has the right to sell and @fer the ICS Shares free and clear of any mortgage, charge, pledge, security interest, lien, demand or other encumbrance whatsoever, all 'M accordance with the terms of this Agreement and no person, firm or corporation (other than the Purchaser) has any agreement or option for the purchase or acquisition of the ICS Shares from the Vendor;

         (h) the share certificates representing the ICS Shares were duly and validly issued by ICS, and have been validly executed and delivered under the corporate seal of ICS by proper off-icers of ICS duly authorized in that behalf; and the by-laws of ICS enacted by its board of directors are consistent in all material respects, and do not conflict 'M any material way with the provisions of the Transaction Documents.

10.      EXCLUDED ICS ASSETS.

IT acknowledges that with its consen@ ICS will, prior to the Closing Date dispose of (and pay out the net proceeds thereof ("Asset Proceeds") to the Vendor, by way of dividend or bonus) the following assets (collectively the "Excluded ICS Assets"):

         (i)      Florida (Pahn Harbor) property (the "Excluded Real Property");

         ('i)     investment in 1242541 Ontario Ltd.;

         (iii) ICS Stocks/Mutual fund investments with Midland Walwyn of $71,000 (approximate); and

         (iv)     1993 Jeep Cherokee; and

         (v) pay out to the Vendor, by way of bonus or dividend up to $ 100,000 of cash in ICS's account.

These assets will not, in any even@ form part of this transaction, whether or not they have been disposed of as of the Closing Date, and the parties shall make appropriate adjustments in the event that any of same is not disposed of prior to the Closing Date. IT shall cause ICS to pay out to the Vendor by way of bonus any Asset Proceeds not rendered paid out or distributed prior to the Closing Date. Any Asset Proceeds received by ICS shall be held in @t for the Vendor and shall be immediately thereupon paid over to the Vendor.

         IT CLOSING CONDITIONS.

         The obligations of the IT hereunder to Purchase the ICS Shares on the Closing Date is subject to compliance with the following conditions precedent (the "IT Conditions"), it being agreed that such conditions precedent are for the exclusive benefit of IT:

         (a) the representations and ..r,..ties of the Vendor conta'med 'm this Agreement or any othe, Transaction Documents shall be true and cotect on and as at the Closing Date;

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         (b)      all the Transaction Documents and other closing documents as are contemplated hereby or as are reasonable and appropriate in the circumstances shall have been executed and delivered by each of the parties thereto; and

         (c)      the Vend., shall have copl'@ed with its covenants hereunder.

12.      VENDOR CLOSING CONDITIONS.

         The obligations of the Vendor hereunder to sell the ICS Shares on the Closing Date is subject to compliance with the follow'mg conditions precedent (the "Vendor Conditions"), it being agreed that such conditions precedent are for the exclusive benefit of the Vendor:

         (a) the representations and warranties of IT contained in this Agreement or any other Transaction Documents shall be true and correct on and as at the Closing Date;

         (b) the IT Articles shall be in form and substance satisfactory to the Vendor, acting reasonably;

         (c) all the Transaction Documents and other closing documents as are contemplated hereby or as are reasonable and appropriate in the circumstances shall have been executed and delivered by each of the parties thereto;

         (d) in the event that the Excluded Real Property is not disposed of by ICS prior to the Closing Date, the Vendor and IT shall have entered into an arrangement satisfactory to both of them for the purchase of beneficial ownership of the Excluded Real Property from the Vendor; and

         (e)      IT shall have complied with its covenants hereunder.

13.      CONFIDENTL&LITY.

         IT, ICS and the Vendor agree that any information obtained during examination of the fmancial records and/or other legal documentation is confidential and warrant that any such information will not be transmitted to anyone other than their respective advisors.

14.      SEVERABIILITY.

         If any term, representation or condition of this Agreement is determined invalid or to any extent unenforceable, that provision insofar as it related to that party or circumstances shall be deemed not to be included herein and the balance of this Agreement shall remain in full force and effect and continue to be binding upon the parties hereto.

15.      SECTIONS AND HEADINGS.

         The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something 'M the subject matter or context is inconsistent therewith, references herein to Articles and

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Sections are to Articles and Sections of this Agreement.

16.      T@.

         Time shall be of the essence of this Agreement. When calculating the period of time within which or following which any ct is to be done or step take. pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded.

17.      EXTENDED MIEANINGS.

         Words importing the singular number only shall include the plural and vice versa and words importing gender shall 'mclude masculine, feminine and neuter genders.

18.      CANADIAN DOLLARS.

         Unless otherwise provided here'm, all monetary amounts set forth in this Agreement are in Canadian dollars.

19.      NOTICES.

         Any notices required or permitted to be given hereunder shall be in writing and may be given by delivering same or sending same by facsimile addressed to:

                (a)        the Vendor at:   38 Shady Lane Crescent
                                    Itomhill, ON L3T 3W7
                                    Attention: Mr. John @
                                    Facsimile No.: (905) 707-9941;

                (b)        IT at:        c/o Mr. Declan French
                                    IT Staffing Ltd.
                                    55 University Avenue, Suite 505
                                    Toronto, ON M5H 3L9
                                    Facsimile No.: (416) 364-2424;

                           with copy to ICS;     and

                (c)        ICS at:       c/o Mr. John Irwin
                                    International Career Specialists Ltd.
                                    1041 McNicoll Avenue
                                    Scarborough, ON M I W 3W6
                                    Facsimile No.: (416) 942-0341

                           with copy to IT.

         Any such notice if sent by facs@le shall be deemed to have been received by the addressee on the day following the day o. which the notice was so sent. Any party to this Agreement may change its or his address for notice from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its or his changed address.

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20.      FURTHER DOCUMENTS.

         Subject to the satisfaction of all Closing Conditions, this Agreement shall operate as a transfer, ass'g-,,.t and delivery by each transferor to each transferee of the Securities, as applicable, (effecti,,e on the Clos' g Date, but nevertheless each party hereto covenants vith the others of them to execute all such further documents and p,,rform such other acts as may be requisite or necessary to carry out the purpose and intent of this Agreement.

21.      SURVIVAL.

         Any representation, warranty or covenant contained 'M this Agreement made by a party hereto, and the rights of the Vendor under Section 3, shall survive the Closing Date and shall continue in full force and effect thereafter for a period of three years from the Closing Date except for the Vendor's representation and ' Section 9(f) which shall survive indefmitely. warranty in 1

22.      AMIENDMEENT.

         This Agreement may not be amended except by a written instrument signed by all the parties hereto.

         IN WITNESS WHEREOF the partied here to have duly executed this Agreement as of the day of May, 1998.


                                    International Career Specialists Ltd.

                                    /s/ John Irwin
                                    ---------------------------
                                    John Irwin


                                    IT Staffing Ltd.

                                    /s/ Declan French
                                    ---------------------------
                                    President



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